Exhibit 10.8

Autobytel Inc.
(a Delaware Corporation)
(“Company”)

Amended and Restated 2001 Restricted Stock and Option Plan
(“Plan”)

Employee Stock Option Agreement

[Optionee Name]
[Optionee Address]

You (“Optionee”) have been granted an option to purchase Common Stock of the Company (“Common Stock”), subject to the terms and conditions of the Plan and this Employee Stock Option Agreement (“Option Agreement”).  Unless otherwise defined herein, capitalized terms used in this Option Agreement shall have the same meaning as set forth in the Plan. For purposes of this Option Agreement the following terms shall have the meanings set forth opposite the term:

“Change in Control” shall mean any of the following:

A.  When any “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof (including a “group” as defined in Section 13(d) of the Exchange Act, but excluding the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee)), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities.

B.  When the individuals who, as of the Date of Grant of this option award, constitute the Board (“Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided however, that any individual becoming a director subsequent to such date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this section, be counted as a member of the Incumbent Board in determining whether the Incumbent Board constitutes a majority of the Board.

C.  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination:

(i)  all or substantially all of the individuals and entities who were the beneficial owners of the then outstanding shares of common stock of the Company and the beneficial owners of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors, respectively, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly or through one or more subsidiaries); and

(ii)  no person (excluding any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of such corporation except to the extent that such ownership existed prior to the Business Combination.

D.  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Cause” shall have the meaning set forth in Section 6.11(c) of the Plan.

“Disability” shall have the same meaning as Total and Permanent Disability as set forth in the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“ISO Section” means Section 6.4(b) of the Plan.

“Ten Percent Stockholder Section” means Section 4.3 of the Plan.

Amended and Restated 2001 Restricted Stock and Option Plan
(“Plan”)

I
Notice of Stock Option Grant

A.           Option Terms.  The terms and conditions of the option granted to Optionee pursuant to this Agreement are as follows:

Date of Grant:
Vesting Commencement Date:
Exercise Price per Share:
Total Number of Shares Granted:
Type of Option:	Nonstatutory Option
Term/Expiration Date:	The tenth anniversary of the Date of Grant

B.           Vesting Schedule.  The Option Shares shall vest and become exercisable according to the following vesting schedule (“Vesting Schedule”), subject to the provisions of Article II of this Option Agreement:

(i) Thirty-three and one-third percent (33 1/3%) of the rights to purchase Option Shares under this Option Agreement shall vest on the first anniversary of the Date of Grant (“First Anniversary Date”), and

(ii) One thirty-sixth (1/36) of the rights to purchase Option Shares under this Option Agreement shall vest on each successive monthly anniversary of the First Anniversary Date thereafter for the following twenty-four (24) months ending on the third anniversary of the Date of Grant.

II
AGREEMENT

A.           Grant of Option.  The Company hereby grants to the Optionee an option (“Option”) to purchase the total number of shares of Common Stock (“Shares”) set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (“Exercise Price”) subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.  Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), or to the extent the Option does not meet the ISO rules for some other reason, this Option shall be treated as a Nonstatutory Stock Option (“NSO”).

B.	Exercise of Option.

(1)
Right to Exercise.  This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable general provisions of the Plan subject to the specific provisions of this Option Agreement including the limitations on exercise set forth in Section I, paragraph A of this Option.  In the event of Optionee’s death, Disability, other termination of the employment with the Company or a Change in Control, this Option shall be exercisable in accordance with the applicable provisions of the Plan and this Option Agreement. After giving effect to the foregoing provisions, to the extent that Optionee was not entitled to exercise this Option at the date of the occurrence of such an event, or if Optionee does not exercise this Option within the times specified herein, the Option shall terminate and the Shares covered by such Option shall revert to the Plan.

(2)
Method of Exercise.  This Option shall be exercisable by written notice (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company.  The written notice shall be accompanied by payment of the Exercise Price.  If properly exercised, this Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

C.             Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(1)	cash or by wire transfer;

(2)	certified, bank cashier’s, or teller’s check;

(3)
surrender of other shares of Common Stock which (A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised; or

(4)
by a net exercise transaction conducted through a broker or other financial intermediary by delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker or other financial intermediary shall require to effect an exercise of the Option and delivery to the Company of the proceeds required to pay the Exercise Price.

D.           Restrictions on Exercise.  This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board.

E.           Termination of Employment.  You may exercise the vested portion of this Option for ninety (90) days following your termination of employment with the Company, or for such longer periods as provided in the Plan or this Option Agreement; provided that if your termination of employment is for Cause then you shall have thirty (30) days following your termination of employment with the Company to exercise the vested portion of this Option unless the Company provides you notice of the immediate loss of your right to exercise as permitted by the Plan on or before the date of termination (subject to any right to cure as set forth in the Plan). To the extent Optionee was not entitled to exercise this Option at the date of termination of employment pursuant to the Plan or this Option Agreement, or if Optionee does not exercise this Option with the time specified in the Plan or this Option Agreement, the Option shall terminate. In no case may Optionee exercise this Option after the Term/Expiration Date as provided above.

F.            Disability of Optionee.  In the event of termination of an Optionee’s employment with the Company as a result of the Employee’s Disability, Optionee (or Optionee’s attorney in fact, conservator or other representative on behalf of Optionee) may, but only within six (6) months from the date of such termination (and in no event later than the expiration date of the term of this Option as set forth in Paragraph J below), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination; provided, however, that if such disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an ISO such ISO shall cease to be treated as an ISO and shall be treated for tax purposes as a NSO on the day three months and one day following such termination.

G.            Death of Optionee.  In the event of termination of Optionee’s employment with the Company as a result of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Paragraph J below), by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

H.            Change in Control.  In the event of a Change in Control of the Company, any unvested portion of this Option shall immediately vest and become exercisable as of the date of such Change in Control. Notwithstanding anything to the contrary in this Option Agreement, to the extent that the Plan is assumed by the successor to the Company in a Change in Control, this Option shall remain exercisable, regardless of any termination of Optionee’s employment as a result of, or following the Change in Control, until the latest date that this Option is otherwise exercisable following the termination of Optionee’s employment with the Company (or any successor thereto or affiliate thereof) as provided in the applicable section of this Option Agreement covering the facts and circumstances of the Optionee’s termination of employment (e.g., if the Optionee’s termination of employment is due to Disability following a Change in Control, then under Paragraph F above this Option may be exercised at any time until the date that is six (6) months after the date of such termination), but in no event later than the expiration of the term of this Option. In the event that the Company is a party to an acquisition, merger or reorganization agreement that provides for the cancellation of all outstanding options to acquire Common Stock and the payment in consideration of the cancellation of such options for the difference between the consideration to be received by holders of the Common Stock as a result of such Change in Control and the exercise price of the Option, the Option shall be subject to the terms of such acquisition, merger or reorganization agreement.

I.            Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee (or in the case of a Disability, on behalf of Optionee by Optionee’s attorney in fact, conservator or other representative). The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

J.            Term of Option.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option. Notwithstanding anything to the contrary herein, the limitations set out in the ISO Section regarding Options designated as ISOs and Ten Percent Stockholder Section regarding Options granted to more than ten (10%) stockholders shall apply to this Option.

K.           Tax Consequences.  Set forth below is a brief summary as of the date of this Option of some of the federal and state tax consequences of exercise of this Option and disposition of the Shares.

THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(1)
Exercise of ISO.  If this Option qualifies as an ISO, there will be no regular federal income tax liability or state income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

(2)
Exercise of ISO Following Disability.  If the Optionee’s employment with the Company terminates as a result of disability that is not a disability as defined in Section 22(e)(3) of the Code, to the extent permitted on the date of termination, the Optionee must exercise an ISO within three months of such termination for the ISO to be qualified as an ISO.

(3)
Exercise of NSO.  There may be a regular federal income tax liability and state income tax liability upon the exercise of a NSO.  The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.  If Optionee is an Employee or a former Employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(4)
Disposition of Shares.  In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares should be treated as long-term capital gain for federal and state income tax purposes.  In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares should also be treated as long-term capital gain for federal and state income tax purposes.  If Shares purchased under an ISO are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

(5)
Notice of Disqualifying Disposition of ISO Shares.  If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition.  Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

L.               Entire Agreement; Governing Law.  The Plan is incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.  In the event of any inconsistency between this Agreement and the Plan, this Agreement shall prevail.  THIS AGREEMENT IS GOVERNED BY DELAWARE LAW, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, AND FOR U.S. FEDERAL TAX PURPOSES, U.S. FEDERAL LAW.

Autobytel Inc., a Delaware corporation
Dated as of:	By:

Its:

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:

Dated as of:
[Optionee Name]
[Optionee Address]

EXHIBIT A

Autobytel Inc.
(a Delaware Corporation)
(“Company”)

Amended and Restated 2001 Restricted Stock and Option Plan
(“Plan”)
Exercise Notice

Autobytel Inc.
18872 MacArthur Boulevard, Suite 200
Irvine, CA 92612-1400

Attention:  Secretary

1.
Exercise of Option.  Effective as of today, __________________, [Optionee Name], the undersigned (“Optionee”), hereby elects to exercise Optionee’s option to purchase ___________ shares of the Common Stock (“Shares”) of the Company under and pursuant to the Plan and the [  ] Incentive [X] Nonstatutory Stock Option Agreement dated _________ (“Option Agreement”).

2.	Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3.
Rights as Stockholder.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate or if Shares are not certificated, then the Company shall register ownership in the Shares in book entry form, promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued or book entry is made, except as provided in Section 5.2 of the Plan.

4.
Tax Consultation.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.  Optionee further agrees to notify the Company upon the disposition of any Shares acquired pursuant to the exercise of an Incentive Stock Option.

5.
Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

6.
Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company’s Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

7.
GOVERNING LAW; SEVERABILITY.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, AND FOR U.S. FEDERAL TAX PURPOSES, U.S. FEDERAL LAW.  SHOULD ANY PROVISION OF THIS AGREEMENT BE DETERMINED BY A COURT OF LAW TO BE ILLEGAL OR UNENFORCEABLE, THE OTHER PROVISIONS SHALL NEVERTHELESS REMAIN EFFECTIVE AND SHALL REMAIN ENFORCEABLE.

8.
Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

9.	Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

10.	Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

11.
Entire Agreement.  The Plan and Notice of Grant/Option Agreement are incorporated herein by reference.  This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

Submitted by:	Accepted by:
OPTIONEE:	Autobytel Inc.

By:	By:
[Optionee Name]
Title:

Address:	Address:
______________________________	18872 MacArthur Boulevard, Suite 200
______________________________	Irvine, CA 92612-1400